Exhibit 99.1

CROWN CORK & SEAL COMPLETES $3.2 BILLION REFINANCING

AND FORMS CROWN HOLDINGS, INC. AS A NEW PUBLIC HOLDING COMPANY

Philadelphia, PA — February 26, 2003. Crown Cork & Seal Company, Inc. (NYSE: CCK), announced today that it has completed its previously announced comprehensive refinancing plan and formed a new public holding company. The $3.2 billion refinancing consists of the sale of $1.085 billion of 9- 1/2% second priority senior secured notes due 2011, € 285 million of 10- 1/4% second priority senior secured notes due 2011 and $725 million of 10- 7/8% third priority senior secured notes due 2013; and a new $550 million first priority revolving credit facility due in 2006 and a first priority term loan due in 2008 consisting of $450 million and €50 million. The proceeds from the refinancing plan are being used to refinance Crown Cork & Seal’s prior revolving credit facility and certain of the Company’s existing unsecured senior notes as well as to pay fees and expenses associated with the refinancing.

John W. Conway, Chief Executive Officer of Crown, commented: “We are very pleased with the refinancing plan and the confidence shown in Crown by investors. The refinancing improves our liquidity and, extends the maturities of most of our debt to 2006 and beyond. We are now able to focus all of our attention on strengthening Crown’s leadership position in its core businesses.”

In conjunction with the refinancing plan, the Company formed a new public holding company named Crown Holdings, Inc., a Pennsylvania corporation. Crown Cork & Seal Company, Inc. is now a wholly owned subsidiary of Crown Holdings. As a result, shareholders of Crown Cork & Seal became shareholders of Crown Holdings and have the same number of shares and percentage ownership and the same rights, privileges and interests with respect to Crown Holdings that they held in Crown Cork & Seal immediately prior to the reorganization.

The conversion of shares of Crown Cork & Seal into shares of Crown Holdings occurred without the physical exchange of certificates, and certificates formerly representing shares of Crown Cork & Seal are deemed to represent shares of Crown Holdings. The holding company reorganization is tax free to shareholders.

The common stock of Crown Holdings will continue to be publicly traded under the symbol “CCK” on the New York Stock Exchange.

The senior secured notes were issued in a private placement and resold by the initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933. The senior secured notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security in any jurisdiction in which such offer or sale would be unlawful. Additional information regarding the refinancing and formation of the new holding company can be obtained in Company SEC filings.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this press release to differ include that the final application of proceeds and the effects of the refinancing plan could vary. Other important factors are discussed under the caption “Forward-Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2001 and in subsequent filings. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Crown Cork & Seal is a leading supplier of packaging products to consumer marketing companies around the world. World headquarters are located in Philadelphia, Pennsylvania.

For more information, contact:

Timothy J. Donahue, Senior Vice President-Finance, (215) 698-5088

Edward Bisno, Edelman Financial, (212) 704-8212